                                                                   EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan and 1995 Director Option Plan of Perclose, Inc. of our reports dated April 25, 1997, with respect to the financial statements of Perclose, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                        /s/ ERNST & YOUNG LLP
                                                            ERNST & YOUNG LLP

San Jose, California
January 29, 1998